TRADEMARK LICENSE AGREEMENT
THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and entered into as of August 21, 2017, by and between, and LIQUIDMETAL COATINGS ENTERPRISES, LLC, a Delaware limited liability company having its principal place of business at 20404 Whitewood Drive Spring, Texas 77373 (“LMCE”), and VICTORY ENERGY CORPORATION, a Nevada corporation having its principal place of business at 3355 Bees Cave Road, Suite 608, Austin, TX 78746 (“Victory”).
RECITALS:
A.    Pursuant to an Exclusive License Agreement of even date herewith between LMCE and Armacor Victory Ventures, LLC, a Delaware limited liability company (“Armacor”), LMCE granted an exclusive license to Armacor under certain patents and technical information of LMCE for use on the petroleum exploration and production industry (the “Armacor License Agreement”).
B.    Pursuant to an Exclusive Sublicense Agreement of even date herewith between Armacor and Victory, Armacor granted an exclusive sublicense to Victory of Armacor’s rights under the Armacor License Agreement (the “Victory Sublicense Agreement”).
C.    LMCE and Victory intend to enter into a Supply Agreement (the “Supply Agreement”) pursuant to which LMCE will supply Victory with certain materials to be resold and/or applied by Victory under the Victory Sublicense Agreement in the petroleum exploration and production industry (the “Victory Licensed Business”).
D.    LMCE sells coatings materials and engages in application services under the LIQUIDMETAL® and ARMACOR® trademarks (the “Trademarks”).
E.    LMCE licenses the right to use the LIQUIDMETAL® trademark (the “Liquidmetal Mark”) under a Second Amended and Restated License and Technical Support Agreement, dated November 30, 2011, between LMCE (as assignee of Liquidmetal Coatings, LLC) and Liquidmetal Technologies, Inc., a Delaware corporation (“LMT”) (the “LMT Trademark License Agreement”).
F.    LMCE is the owner of the ARMACOR® trademark (the “Armacor Mark”).
F.    The parties desire to enter into this Agreement in order to grant to Victory the right to use the Trademarks in connection with the Victory Licensed Business upon the terms and conditions set forth herein.
AGREEMENTS:
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, LMCE and Victory hereby agree as follows:
Article 1
TRADEMARK LICENSE
1.1.    Trademark License. LMCE hereby grants to Victory a perpetual, non-exclusive worldwide, royalty‑free, fully paid up, non‑transferable license to use the Trademarks solely in connection with the marketing and sale of the products and services in the Victory Licensed Business, subject to the following terms and conditions:
(a)    Except as otherwise agreed to by LMCE in writing, all use of the Trademarks by Victory is subject to LMCE’s standard trademark usage policies as in effect from time to time (provided that LMCE delivers a copy of such policies to Victory). In addition, the use of the Liquidmetal Mark will be subject to the LMT Trademark License Agreement and the trademark usage policies published from LMT from time to time (and LMCE hereby agrees to promptly provide Victory with a copy of any such policies received by LMCE).
(b)    All stylized use of a Trademark that is materially different than the designs set forth on Exhibit A hereto shall be subject to the prior written consent of LMCE.
(c)    Victory agrees not to affix the Trademarks to products other than products that are consented to in writing by LMCE, which consent will not be unreasonably withheld. The “®” icon shall always follow the Trademark.
(d)    Victory shall not challenge the validity of the Trademarks or any registration(s) thereof. Victory agrees that it shall not register or attempt to register the Trademarks or any other trademark or trade name of LMCE or LMT, or use or register any other trademark or trade name which may be confusingly similar to the Trademarks or any other trademark or trade name of LMT or LMCE.
(e)    Victory shall be permitted to sublicense the Trademark to any third party that is approved in writing by LMCE (which approval will not be unreasonably withheld) and that complies with the usage conditions and restrictions set forth in this Section 1.1. Victory shall cause any such sublicensee to comply with the terms, conditions, and restrictions of this Section 1.1.
ARTICLE 2
TERM AND TERMINATION
2.1.    Term. Except as set forth in Section 2.2 below, the rights and licenses set forth in this Agreement shall be perpetual in nature.
2.2.    Termination. Notwithstanding any other provision contained herein, this Agreement may be terminated as follows:
(a)    Termination of Victory Sublicense Agreement. This Agreement and the licenses and rights granted herein shall automatically terminate upon, and concurrently with, the termination of the Victory Sublicense Agreement.
(b)    Material Breach. This Agreement may be terminated on the thirtieth (30th) day after either party gives the other party written notice of a material breach by the other party of any term or condition of this Agreement, unless the breach is cured before that day. The right of a party to terminate this Agreement shall be in addition to and not in lieu of any other right or remedy that the terminating party may have at law or in equity.
(c)    Bankruptcy. This Agreement may be terminated immediately by a party in the event the other party becomes insolvent, files or has filed against it a petition under any chapter of the United States Bankruptcy Code (or any similar petition under the insolvency law of an applicable jurisdiction) and such petition is not dismissed within thirty (30) days, proposes any dissolution, liquidation, financial reorganization, or re‑capitalization with creditors, or makes an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian, or similar agent is appointed or takes possession of any property or business of such other party.
2.3.    Effect of Termination. Upon termination of this Agreement, the licenses and all other rights granted to a party under this Agreement shall immediately terminate.
ARTICLE 3
MISCELLANEOUS
3.1.    Force Majeure. Excluding payment obligations, neither party shall be liable for, nor shall it be considered in breach of this Agreement due to, any failure to perform its obligations under this Agreement as a result of a cause beyond its control, including any act of God or public enemy, act of any military, civil or regulatory authority, terrorism or threat thereof, change in any law or regulation, fire, flood, earthquake, storm or other like event, disruption or outage of communications, power or other utility, labor problem, unavailability of supplies, or any other cause, whether similar or dissimilar to any of the foregoing, which could not have been prevented by the party with reasonable care.
3.2.    Notices. All notice, requests, demands and other communications hereunder shall be in English and shall be given in writing and shall be: (i) personally delivered; (ii) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents with confirmation of receipt; or (iii) sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid, or by private overnight mail courier services with confirmation of receipt. The respective addresses to be used for all such notices, demands or requests are as follows:
(a)    If to Victory:
Victory Energy Corporation
3355 Bees Cave Road, Suite 608
Austin, TX 78746
Attention: Kenneth Hill
Phone No.: (512) 347-7300
Fax No.: (866) 234-9806 |

Or to such other person or address as Victory shall furnish to LMCE in writing.

(b)    If to LMCE:

Liquidmetal Coatings Enterprises, LLC
20505 Crescent Bay Drive
Lake Forest, CA 92630
Attention: Ricardo A. Salas
Phone No.: (949) 842-9977
Fax No.: (949) 315-3096
Or to such other person or address as LMCE shall furnish to Victory in writing.
If personally delivered, such communication shall be deemed delivered upon actual receipt by the “attention” addressees or persons authorized to accept for such addressees; if transmitted by facsimile or other electronic means pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt by the “attention” addressees or persons authorized to accept for such addressees; and if sent by mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this paragraph.
3.3.    Independent Contractors. In the performance of this Agreement, LMCE and Victory are independent contractors. Neither party nor any of its employees or agents shall be considered an employee or agent of the other party. Nor shall any partnership, co‑venture or joint‑employer relationship be created or implied by virtue of this Agreement or of its performance. The parties intend that this Agreement shall not create a partnership for tax purposes.
3.4.    Survival. Any provisions which by their express or implicit terms are intended to survive the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement and be enforceable in accordance with their terms.
3.5.    Severability. Each provision contained in this Agreement is declared to constitute a separate and distinct covenant and provision and to be severable from all other separate, distinct covenants and provisions. It is agreed that should any clause, condition or term, or any part thereof, contained in this Agreement be unenforceable or prohibited by law or by any present or future legislation then such clause, condition, term or part thereof, shall be amended, and is hereby amended, so as to be in compliance with the said legislation or law but, if such clause, condition or term, or part thereof, cannot be amended so as to be in compliance with the said legislation or law, then such clause, condition, term or part thereof is severable from this Agreement, and all the rest of the clauses, terms and conditions or parts thereof contained in this Agreement shall remain unimpaired and continue in full force and effect.
3.6.    Amendment. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
3.7.    Waiver. No waiver of a breach of any provision of this Agreement shall be deemed to be, or shall constitute, a waiver of a breach of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver of such breach unless otherwise expressly provided in such waiver.
3.8.    Governing Law. This Agreement, the legal relations between the parties, and any action, whether contractual or non‑contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas (U.S.A.), excluding any choice of law rules that may direct the application of the laws of another jurisdiction, and except that questions affecting the construction and effect of any Patent shall be determined by the law of the country in which the Patent has been granted.
3.9.    Resolution of Disputes. The parties irrevocably agree that any legal actions or proceedings brought by or against them with respect to this Agreement shall be brought exclusively in the courts in and for Travis County, Texas, and the United States District Court for Travis County, Texas, and by execution and delivery hereof, the parties irrevocably submit to such jurisdiction and hereby irrevocably waive any and all objections which they may have with respect to venue in any of the above courts. Notwithstanding the foregoing, this paragraph shall not preclude or limit LMCE’s rights to pursue actions before a foreign court or governmental agency if neither the federal courts nor the state courts have subject matter jurisdiction over the action. THE PARTIES HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR OTHER LITIGATION RESULTING FROM OR INVOLVING THE ENFORCEMENT OF THIS AGREEMENT.
3.10.    Attorneys’ Fees. In any action between the parties for relief based in whole or in part on this Agreement (or the breach thereof), the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses (including attorneys’ fees and expert witness fees) incurred in the proceeding.
3.11.    Entire Agreement. This Agreement sets forth the complete agreement of the parties concerning the subject matter hereof. No claimed oral agreement in respect thereto shall be considered as any part hereof. No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing, signed by duly authorized representatives of the parties.
3.12.    Recitals. The recitals set forth in the preamble to this Agreement are true and correct and are made a part of this Agreement.
3.13.    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party shall assign its rights or duties under this Agreement, in whole or in part, without the prior written consent of the other party.
3.14.    Headings. The section and paragraph headings in this Agreement are for convenience only and are not intended to affect the meaning or interpretation of this Agreement.
3.15.    Contract Interpretation. Ambiguities, inconsistencies, or conflicts in this Agreement shall not be strictly construed against the drafter of the language but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties’ intentions at the time this Agreement is entered into. Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular.
3.16.    Counterparts. The parties may execute this Agreement in counterparts (including by means of facsimile and electronic transmission in portable document format (PDF)).  Each executed counterpart of this Agreement will constitute an original document, and all of them, together, will constitute the same agreement
[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above:

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

LIQUIDMETAL COATINGS ENTERPRISES, LLC

By: /s/ Rick Salas
Name: Risk Salas
Title: President

EXHIBIT A

To be delivered by LMCE to Victory promptly after the date of this Agreement